EXHIBIT (11)----STATEMENT RE:  COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted  earnings  per share computations assumes the exercise of stock purchase warrants  and  options  to  purchase shares of common stock.  The shares assumed exercised  are  based  on  the  weighted  average number of warrants and options outstanding  during the period and only include those warrants and options whose average  share  price during the period exceeds its related exercise price.  The net  additional  shares  issuable  are  calculated  based on the  treasury stock method and are added to the weighted average number of shares outstanding during the  period.
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DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 1999     Three Months    Nine Months
------------------------------------------------------------------     ------------    -----------
Actual net income (A)                                                  $ 2,794,004     $ 8,895,343
                                                                        ==========      ==========

Assumed exercise of stock options and warrants                             284,915         280,796
Application of assumed proceeds ($1,983,908 and $1,715,964)
  toward repurchase of outstanding common stock at an average
  market price of $11.125 and $9.347, respectively.                       (178,329)       (183,584)
                                                                        ----------      ----------
Net additional shares issuable                                             106,586          97,212
                                                                        ==========      ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                             8,420,603       8,380,541
  Net additional shares issuable                                           106,586          97,212
                                                                        ----------      ----------
  Adjusted shares outstanding (B)                                        8,527,189       8,477,753
                                                                        ==========      ==========
Net income per common share (A) divided by (B)                         $      0.33     $      1.05
                                                                        ==========      ==========


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 1998     Three Months     Nine Months
------------------------------------------------------------------     ------------     -----------

Actual net income (A)                                                  $ 1,853,141     $ 6,212,687
                                                                        ==========      ==========

Assumed exercise of stock options and warrants                             310,333         323,439
Application of assumed proceeds ($1,581,041 and $1,624,777)
  toward repurchase of outstanding common stock at an average
  market price of $7.833 and $9.521, respectively                         (201,844)       (170,652)
                                                                        ----------      ----------
Net additional shares issuable                                             108,489         152,787
                                                                        ==========      ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                             8,312,674       8,299,568
  Net additional shares issuable                                           108,489         152,787
                                                                        ----------      ----------
  Adjusted shares outstanding (B)                                        8,421,163       8,452,355
                                                                        ==========      ==========
Net income per common share (A) divided by (B)                         $      0.22     $      0.74
                                                                        ==========      ==========
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